EXHIBIT 99.3
EPIX PHARMACEUTICALS, INC.
161 First Street
Cambridge, MA 02142
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
          , 2006
EPIX PHARMACEUTICALS, INC.’S BOARD OF DIRECTORS SOLICITS THIS PROXY
The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement dated             , 2006 in connection with the Annual Meeting of Stockholders to be held on                     , 2006 at 10:00 a.m., local time, at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo P.C., One Financial Center, Boston, Massachusetts, and hereby appoints Andrew C.G. Uprichard, M.D. and Philip T. Chase, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the common stock of EPIX Pharmaceuticals, Inc. (“EPIX”) registered in the name provided in this Proxy which the undersigned is entitled to vote at the 2006 Annual Meeting of Stockholders, and at any adjournments of the meeting, with all the powers the undersigned would have if personally present at the meeting. Without limiting the general authorization given by this Proxy, the proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the Proxy.
This Proxy when executed will be voted in the manner directed herein. If no direction is made this Proxy will be voted “FOR” Proposals 1 through 5.
In their discretion the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments of the meeting.
If you wish to vote by telephone or Internet, please read the directions below.
If you wish to vote in accordance with the Board of Directors’ recommendations, just sign on the reverse side. You need not mark any boxes.
1.	Proposal to approve the issuance of shares of EPIX common stock in the merger as contemplated by the Agreement and Plan of Merger, dated as of April 3, 2006, by and among EPIX Pharmaceuticals, Inc., EPIX Delaware, Inc., a wholly-owned subsidiary of EPIX, and Predix Pharmaceuticals Holdings, Inc., and approve the merger of Predix Pharmaceuticals Holdings, Inc. with and into EPIX Delaware, Inc., as described in the accompanying joint proxy statement/prospectus.

☐	FOR	☐	AGAINST	☐	ABSTAIN
2.	Proposal to approve an amendment to EPIX’s amended and restated certificate of incorporation to increase the number of authorized shares of common stock from 40,000,000 shares to 100,000,000 shares, which represents an additional 60,000,000 shares, as described in the accompanying joint proxy statement/prospectus.

☐	FOR	☐	AGAINST	☐	ABSTAIN
3.	Proposal to elect two directors, Michael Gilman, Ph.D. and Mark Leuchtenberger, for a three-year term to expire at the 2009 annual meeting of stockholders; provided, however, that, if Proposal Nos. 1 and 2 are approved and the merger is completed, the EPIX Board of Directors will consist of the nine persons identified in the accompanying joint proxy statement/prospectus.

Michael Gilman, Ph.D.	☐ FOR	☐ WITHHOLD VOTE
Mark Leuchtenberger	☐ FOR	☐ WITHHOLD VOTE

4.	Proposal to ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as EPIX’s independent registered public accounting firm for the fiscal year ending December 31, 2006.

☐	FOR	☐	AGAINST	☐	ABSTAIN
5.	Proposal to approve the adjournment of the Annual Meeting, if necessary, to solicit additional proxies, in the event that there are not sufficient votes at the time of the Annual Meeting to approve Proposal Nos. 1 and 2.

☐	FOR	☐	AGAINST	☐	ABSTAIN
☒     Please mark votes as in this example.
The Board of Directors recommends a vote “FOR” Proposals 1, 2, 3, 4 and 5.
☐     By checking this box, I/we consent to future access and delivery of Annual Reports and Proxy Statement electronically via the Internet. I/We understand that EPIX may no longer distribute printed materials to me/us for any future stockholder meetings until this consent that I/we have given is revoked. I/we understand that I/we may revoke this consent to electronic access and delivery at any time.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
Signature:______________________________ Date__________
Signature:______________________________ Date__________

PLEASE CAST YOUR VOTE AS SOON AS POSSIBLE!

YOUR VOTE IS IMPORTANT! YOU CAN VOTE IN ONE OF THREE WAYS:
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VOTE BY INTERNET:
24 HOURS A DAY, 7 DAYS A WEEK.
     Have your proxy card in hand. You will be asked to enter a Control Number, which is located in the box in the lower right hand corner of this form. Follow the instructions at our Website Address:
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VOTE BY PHONE:
CALL TOLL-FREE:
ON A TOUCH TONE TELEPHONE
24 HOURS A DAY, 7 DAYS A WEEK.
     Have your proxy card in hand. You will be asked to enter a Control Number, which is located in the box in the lower right hand corner of this form.
     OPTION 1: To vote as the Board of Directors recommends on ALL proposals, press 1.
WHEN ASKED, PLEASE CONFIRM BY PRESSING 1
     OPTION 2: If you choose to vote on each proposal separately, press 0. You will hear these instructions:
     Proposal 1, Issuance of shares and approval of merger: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.
     Proposal 2, Amendment to EPIX’s restated certificate of incorporation: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.
     Proposal 3, Election of Directors: To vote FOR ALL nominees, press 1, to WITHHOLD FOR ALL nominees, press 9. To WITHHOLD FOR AN INDIVIDUAL nominee, press 0 and listen to the instructions.
     Proposal 4, Ratification of Auditors: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.
     Proposal 5, Adjourn EPIX’s Annual Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Annual Meeting to approve Proposal Nos. 1 and 2. To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.
WHEN ASKED, PLEASE CONFIRM BY PRESSING 1
Press 1 to consent to view future Annual Reports and Proxy Materials for this account via the
Internet.
WHEN ASKED, PLEASE CONFIRM BY PRESSING 1
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VOTE BY PROXY CARD:
Mark, sign and date your proxy card and return it promptly in the enclosed envelope.
NOTE: If you voted by Internet or telephone, THERE IS NO NEED TO MAIL BACK your proxy card.
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THANK YOU FOR VOTING.